Exhibit 4.2
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO INTERDIGITAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;
     (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 2.50% SENIOR CONVERTIBLE NOTES DUE 2016 OF INTERDIGITAL, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

No.
2.50% Senior Convertible Note due 2016
CUSIP No.: [         ]
ISIN No.: [         ]
          INTERDIGITAL, INC., a Pennsylvania corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [         ] ($         ) or such lesser amount as is indicated in the books and records of the Trustee and DTC, on March 15, 2016, and to pay interest thereon from April 4, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 of each year, commencing September 15, 2011, at the rate of 2.50% per annum, until the principal hereof is paid or made available for payment or converted. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than fifteen calendar days and not less than ten calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).
          Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

Dated:

INTERDIGITAL, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
2.50% Senior Convertible Note due 2016
          INTERDIGITAL, INC., a Pennsylvania corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of April 4, 2011, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1(a) hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.
1.	Further Provisions Relating to Interest
          (a) Additional Interest. If, at any time during the six-month period beginning on, and including, the date which is six months after the last original issuance date of the Notes (including any Notes issued pursuant to the Initial Purchaser’s over-allotment option to purchase Additional Notes), the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), the Company shall pay additional interest (the “Rule 144 Additional Interest”) on the Notes which shall accrue on all transfer restricted Notes at an annual rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which the Company’s failure to file continues.
          (b) In the event of the Company’s failure to comply with the covenant in Section 4.03(a) of the Indenture and the Company’s failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports), the Company may elect that the sole remedy for the resulting Event of Default for the 180 days after the occurrence of such Event of Default shall consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the outstanding principal amount of the Notes from the first date of the occurrence of such Event of Default to, but not including, the 90th day thereafter (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) of the Indenture and Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived) and (ii) 0.50% of the outstanding principal amount of the Notes from the 91st date following the occurrence to the 180th day after the first date of the occurrence of such Event of Default (or such earlier date on which the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) of the Indenture and Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived). In the event the Company does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with Section 6.13 of the Indenture, the Notes shall be subject to acceleration pursuant to Section 6.02 of the Indenture. This Reporting Additional Interest shall be payable in arrears on the same dates and in the same manner as regular interest on the Notes. On such 180th day (or earlier, if the Event of Default relating to the Company’s reporting obligations pursuant to Section 4.03(a) of the Indenture and Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 180th day), if such Event of Default is continuing, such Reporting Additional Interest shall cease to accrue and the Notes shall be subject to acceleration as provided in Section 6.02 of the Indenture. For the avoidance of doubt, in the event Rule 144 Additional Interest is also triggered under Section 4.12 of the Indenture and the Company has elected that the accrual of Rule 144 Additional Interest be the sole remedy for any such Event of Default, no Reporting Additional Interest shall be payable pursuant to Section 6.13 of the Indenture for so long as Rule 144 Additional Interest is also accruing and payable pursuant to Section 4.12 of the Indenture.
          (c) Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.
1.	Method of Payment
          The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered holders of Notes at 5:00 p.m., New York City time, on the March 1 and September 1 next preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
          The Company shall pay interest on:
          (i) any Global Notes to the Depositary in immediately available funds;
          (ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and
          (iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.
2.	Paying Agent, Registrar and Conversion Agent
          Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States (the “Trustee”), shall act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its Wholly Owned Subsidiaries that is not a Foreign Subsidiary may act as Paying Agent, Registrar or co-registrar.
3.	Sinking Fund
          The Notes are not subject to any sinking fund.

4.	Repurchase of Notes at the Option of Holders
          Upon the occurrence of a Fundamental Change, the Holder has the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples thereof on the Fundamental Change Repurchase Date at a price, payable in cash, equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall provide to all record Holders a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the tenth Business Day after the occurrence of such Fundamental Change.
5.	Conversion
          Subject to the provisions of the Indenture, the Holder hereof may convert, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. Upon conversion, the Company shall satisfy its Conversion Obligation in cash and shares of Common Stock, if applicable. The initial Conversion Rate shall be 17.3458 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $57.65 per share of Common Stock). No fractional shares of Common Stock shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.
6.	Denominations, Transfer, Exchange
          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
7.	Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.

8.	Unclaimed Money
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.
9.	Amendment, Waiver
          Subject to certain exceptions, the Indenture contains provisions permitting a modification or amendment of the Indenture or the Notes with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment, a failure to satisfy the Conversion Obligation or a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.
          In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.
10.	Defaults and Remedies
          Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company and Subsidiary Guarantors) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor occurs, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
          If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has given the Trustee written notice of an Event of Default, (ii) holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy and offered reasonable security or indemnity against any costs, liability or expense of the Trustee, (iii) the Trustee fails to comply with such request within 60 calendar days after receipt of such request and the offer of indemnity and (iv) the Trustee has not received an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding Notes. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
11.	Trustee Dealings with the Company
          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
12.	No Recourse Against Others
          No past, present or future director, officer, employee, incorporator, shareholder or partner, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
13.	Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
14.	Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

15.	GOVERNING LAW
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
16.	CUSIP and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO:	INTERDIGITAL, INC. THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares of Common Stock, if any, deliverable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned shall provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated: ______________________

Signature(s)
Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE:	The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	INTERDIGITAL, INC. THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from InterDigital, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.
Dated: ____________________________

Signature(s):

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.
     Notes Certificate Number (if applicable): ____________________________
     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): ______________________
     Social Security or Other Taxpayer Identification Number: ________________

ASSIGNMENT
          For value received ____________________ hereby sell(s) assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints ____________________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.
          In connection with any transfer of the Notes prior to the first anniversary of the last date of the original issuance of the Notes, the undersigned confirms that such Notes are being transferred:
☐	To InterDigital, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;
and unless the Notes are being transferred to InterDigital, Inc. or a subsidiary thereof, the undersigned confirms that such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.
Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: __________________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:	The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.